EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77B:
  Accountants report on internal control (2)

EXHIBIT B:
  Attachment to item 77C: Submission of matters to a vote of Security holders. (2)
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EXHIBIT A:

Report of Independent Accountants
To the Board of Trustees and Shareholders of Phoenix-Goodwin Multi-Sector Short Term Bond Fund

In planning and performing our audit of the financial statements of Phoenix-Goodwin Multi-Sector Short Term Bond Fund (the "Fund") for the year ended October 31, 2000, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgements by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 2000.

This report is intended solely for the information and use of the Board of Trustees, management and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP
Boston, Massachusetts
December 15, 2000





Report of Independent Accountants
To the Board of Trustees and Shareholders of Phoenix-Goodwin Multi-Sector Fixed Income Fund

In planning and performing our audit of the financial statements of Phoenix-Goodwin Multi-Sector Fixed Income Fund (the "Fund") for the year ended October 31, 2000, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgements by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 2000.

This report is intended solely for the information and use of the Board of Trustees, management and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP
Boston, Massachusetts
December 15, 2000





EXHIBIT B:
RESULTS OF SHAREHOLDER MEETING (Unaudited)

SPECIAL MEETINGS OF SHAREHOLDERS OF  PHOENIX-GOODWIN  MULTI-
SECTOR SHORT TERM BOND FUND WERE HELD ON MAY 16, 2000 AND OCTOBER
12, 2000 TO APPROVE THE FOLLOWING MATTERS:

1. Approve a new Rule 12b-1 Distribution Plan for Class B
Shares

2. Approve a new Rule 12b-1 Distribution Plan for Class C
Shares

3. Approve an Agreement and Plan of Reorganization which provides for the reorganization of the Fund into a series of a new Delaware business trust.

4. Amend the fundamental investment restriction of the Fund regarding diversification.

5. Amend the fundamental investment restriction of the Fund regarding concentration.

6. Amend the fundamental investment restriction of the Fund regarding borrowing.

7. Amend the fundamental investment restriction of the Fund regarding the issuance of senior securities.

8. Amend the fundamental investment restriction of the Fund regarding underwriting.

9. Amend the fundamental investment restriction of the Fund regarding investing in real estate.

10. Amend the fundamental
investment restriction of the Fund regarding investing in commodities.

11. Amend the fundamental
investment restriction of the Fund regarding lending.

12. Eliminate the fundamental investment restriction of the Fund regarding the purchase of securities on margin.

13. Eliminate the fundamental investment restriction of the Fund regarding investing in oil, gas or other mineral programs.

14. Eliminate the fundamental investment restriction of the Fund regarding short sales.

15. Eliminate the fundamental investment restriction of the Fund regarding investing in and writing puts, calls straddles and spreads.


On the record date for these meetings, the shares outstanding and percentage of the shares outstanding and entitled to vote that were present by proxy were as follows:

CLASS OF SHARES
                  SHARES OUTSTANDING            PERCENTAGE PRESENT
                                                   BY PROXY

Phoenix-Goodwin  Multi-Sector Short Term Bond Fund Class B
                     2,160,502                      50.70%

Phoenix-Goodwin  Multi-Sector Short Term Bond Fund Class C
                     1,654,331                      57.65%

Phoenix-Goodwin Multi Sector Short Term Fund
                    8,868,758                       64.77%

NUMBER OF VOTES
              FOR            AGAINST          ABSTAIN

1. Approve a new Rule 12b-1 Distribution Plan for Class B Shares
          909,790           55,691             129,836

3. Approve a new Rule 12b-1 Distribution Plan for Class C Shares
          908,421           11,626             33,648

5. Approve an Agreement and Plan of Reorganization which
provides for the reorganization of the Fund into a series of a new Delaware business trust.
        5,347,535          164,930            231,619

6. Amend the fundamental investment restriction of the Fund
regarding diversification.
       5,295,410           205,282            243,393

7. Amend the fundamental investment restriction of the Fund
regarding concentration.
       5,270,647           220,142            253,295

8. Amend the fundamental investment restriction of the Fund
regarding borrowing.
       5,243,828          245,807             254,449

9. Amend the fundamental investment restriction of the Fund
regarding the issuance of senior securities.
       5,266,653          227,750             249,681

10. Amend the fundamental investment restriction of the Fund regarding underwriting.
       5,252,110          228,496             263,478

11. Amend the fundamental investment restriction of the Fund regarding investing in real estate.
       5,232,853          262,098              249,133

12. Amend the fundamental investment restriction of the Fund regarding investing in commodities.
       5,208,979          283,086              252,019

13. Amend the fundamental investment restriction of the Fund regarding lending.
        5,251,857         238,356              253,872

14. Eliminate the fundamental investment restriction of the Fund regarding the purchase of securities on margin.
        5,175,418         290,043              278,623

15. Eliminate the fundamental investment restriction of the Fund regarding investing in oil, gas or other mineral programs.
         5,203,109        298,977              241,998

16. Eliminate the fundamental investment restriction of the Fund regarding short sales.
         5,183,994        270,241               289,849

17. Eliminate the fundamental investment restriction of the Fund regarding investing in and writing puts, calls straddles and spreads.
         5,174,185        277,059               292,840





RESULTS OF SHAREHOLDER MEETING (Unaudited)

SPECIAL MEETINGS OF SHAREHOLDERS OF  PHOENIX-GOODWIN  MULTI-
SECTOR FIXED INCOME FUND WERE HELD ON MAY 16, 2000 AND OCTOBER
12, 2000, TO APPROVE THE FOLLOWING MATTERS:

1. Approve a new Rule 12b-1 Distribution Plan for Class B
Shares.

2. Approve a new Rule 12b-1 Distribution Plan for Class C
Shares.

3. Approve an Agreement and Plan of Reorganization which provides for the reorganization of the Fund into a series of a new Delaware business trust.

4. Amend the fundamental investment restriction of the Fund regarding concentration.

5. Amend the fundamental investment restriction of the Fund regarding diversification.

6. Amend the fundamental investment restriction of the Fund regarding borrowing.

7. Amend the fundamental investment restriction of the Fund regarding the issuance of senior securities.

8. Amend the fundamental investment restriction of the Fund regarding underwriting.

9. Amend the fundamental investment restriction of the Fund regarding investing in real estate.

10. Amend the fundamental
investment restriction of the Fund regarding investing in commodities.

11. Amend the fundamental
investment restriction of the Fund regarding lending.

12. Eliminate the fundamental investment restriction of the Fund regarding investing in high yield-high risk securities.

13. Eliminate the fundamental investment restriction of the Fund regarding the purchase of securities on margin.

14. Eliminate the fundamental investment restriction of the Fund regarding investing in companies for the purpose of exercising control or management.

15. Eliminate the fundamental investment restriction of the Fund regarding investing in real estate limited partnerships or in oil, gas or other mineral leases

16. Eliminate the fundamental investment restriction of the Fund regarding short sales.

17. Eliminate the fundamental investment restriction of the Fund regarding repurchase agreements and participations in loans.


On the record date for these meetings, the shares outstanding and percentage of the shares outstanding and entitled to vote that were present by proxy were as follows:

CLASS OF SHARES
             SHARES OUTSTANDING       PERCENTAGE PRESENT
                                      BY PROXY

Phoenix-Goodwin  Multi-Sector Fixed Income Fund Class B
                  7,690,324           51.51%

Phoenix-Goodwin  Multi-Sector Fixed Income Fund Class C
                  602,997             57.92%

Phoenix-Goodwin Multi Sector Fixed Income Fund
                17,699,492            56.51%


NUMBER OF VOTES
               FOR        AGAINST         ABSTAIN

1. Approve a new Rule 12b-1 Distribution Plan for Class B Shares
           3,511,590       117,756        332,278

2. Approve a new Rule 12b-1 Distribution Plan for Class C Shares
           298,989          4,969       45,324

3. Approve an Agreement and Plan of Reorganization which
provides for the reorganization of the Fund into a series of a new Delaware business trust.
         9,041,461         247,360       713,899

4. Amend the fundamental investment restriction of the Fund
	regarding concentration.
        8,859,793          298,086       844,842

5. Amend the fundamental investment restriction of the Fund
	regarding diversification.
        8,814,738         318,323        869,659

6. Amend the fundamental investment restriction of the Fund
	regarding borrowing.
       8,634,222          471,975         896.523

7. Amend the fundamental investment restriction of the Fund
	regarding the issuance of senior securities.
       8,715,474         411,436          875,810

8. Amend the fundamental investment restriction of the Fund
	regarding underwriting.
       8,758,838        355,509           888,373

9. Amend the fundamental investment restriction of the Fund
	regarding investing in real estate.
       8,732,978       401,238            868,504

10. Amend the fundamental investment restriction of the Fund
	regarding investing in commodities.
      8,628,275        489,080            885,365

11. Amend the fundamental investment restriction of the Fund
	regarding lending.
      8,655,076        463,943            883,701

12. Eliminate the fundamental investment restriction of the Fund regarding investing in high yield-high risk securities.
      8,524,369        628,017           850,334

13. Eliminate the fundamental investment restriction of the Fund regarding the purchase of securities on margin.
       8,553,351       601,820          847,549

14. Eliminate the fundamental investment restriction of the Fund regarding investing in companies for the purpose of exercising control or management.
       8,693,122       467,325          842,273

15. Eliminate the fundamental investment restriction of the Fund regarding investing in real estate limited partnerships or in oil, gas or other mineral leases.
       8,607,958       540,277          854,485

16. Eliminate the fundamental investment restriction of the Fund regarding short sales.
       8,652,019        492,535          858,166

17. Eliminate the fundamental investment restriction of the Fund regarding repurchase agreements and participations in loans.
      8,699,676         446,320         856,724